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                                                                  EXHIBIT 10.5

                               HTTP TECHNOLOGY INC
                               46 BERKELEY SQUARE
                                     MAYFAIR
                                 LONDON W1X 5DB


Nightingale Technologies Limited
Villa 2
Khalydia
42127 Abu Dhabi
United Arab Emirates

Date: 22 November 2001



Dear Sirs

We refer to the Share Sale Agreement dated 29 December 2000, as amended, (the "Sale Agreement") between Nightingale Technologies Limited ("Nightingale" or "you") and HTTP Technology Inc. ("HTTP" or "us") pursuant to which Nightingale sold to HTTP the entire issued share capital of HTTP Insights Limited ("Insights"). Pursuant to the Sale Agreement the outstanding consideration payable by HTTP to Nightingale for the Insights shares is the issue to Nightingale of 15,000,0000 fully paid Common Stock Shares in HTTP issued as restricted stock under the US Securities Act 1933, as amended (the "HTTP Shares") on the terms and subject to conditions of the Sale Agreement.

We are the owner, or can otherwise procure the issue to you, of 15,000,000 fully paid ordinary shares of 5 pence each of Medicsight Limited ("Medicsight"), free from liens, charges and other encumbrances (the "Medicsight Shares").

We hereby set out the agreement between us which shall amend and supplement the terms of the Sale Agreement as follows:

1. We shall transfer or procure the issue to you with fall title guarantee of the Medicsight Shares on terms and conditions identical to those applicable to the issue to you of the HTTP Shares under the Sale Agreement, mutatis mutandis.

2.       By executing this agreement, you hereby agree:

         (a) to accept the Medicsight Shares from us in substitution for the HTTP Shares under the Sale Agreement;

         (b) to release us from any and all obligations under the Sale Agreement to issue to you the HTTP Shares; and


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         (c)   to sell not less than 5,100,000 of the Medicsight Shares with 90 days of the date hereof to third parties which are not directors or associates of yours or persons acting in concert with you in relation to Medicsight (as such terms are defined in the UK City Code on Takeovers and Mergers).

This agreement shall be governed by and construed in accordance' with English law and each of the parties hereto submits to the exclusive jurisdiction of the Courts of England and Wales in respect hereof.

This agreement shall be executed and delivered, as a deed and may be executed by each of the parties in any number of counterparts, each of which shall be deemed to be an original.

Yours faithfully

-------------------------
Executed as a deed by
STEFAN ALLESCH-TAYLOR               /S/  STEFAN ALLESCH-TAYLOR
and
MARK WARDE-NORBURY                  /S/  MARK WARDE-NORBURY
Directors
for and on behalf of
HTTP TECHNOLOGY, INC

We hereby agree to the terms and conditions of this agreement.

                                                               /s/
---------------------------                       -----------------------------
Executed as a deed by                             ON BEHALF OF / DIRECTOR
                                                  PRIME MANAGEMENT LIMITED

and

                                                               /s/
duly authorised for and on behalf of              -----------------------------
NIGHTINGALE TECHNOLOGIES LIMITED                  PRIME SECRETARIES LIMITED
                                                        SECRETARIES

Dated 22 November 2001


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